                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

Globalstar, L.P. and Globalstar Capital Corporation


     We consent to the use in Amendment No. 4 to Registration Statement No. 333-25461 of Globalstar, L.P. and Globalstar Capital Corporation of our reports dated February 24, 1997 on the consolidated financial statements of Globalstar, L.P., the financial statements of Globalstar Telecommunications Limited and Loral/Qualcomm Satellite Services, L.P. and the balance sheets of Globalstar Capital Corporation and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
San Jose, California
July 11, 1997